AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2015

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENAISSANCERE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	98-0141974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

RENAISSANCE HOUSE	RENRE NORTH AMERICA HOLDINGS INC.
12 CROW LANE	3200 ATLANTIC AVENUE
PEMBROKE HM 19	SUITE 114
BERMUDA	RALEIGH, NC 27604
(441) 295-4513	(919) 876-3633
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of Registrant’s principal executive offices)	including area code, of agent for service)

RENAISSANCERE FINANCE INC.

(Exact name of Registrant as specified in its certificate of incorporation)

DELAWARE	68-0650983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O RENRE NORTH AMERICA HOLDINGS INC.	RENRE NORTH AMERICA HOLDINGS INC.
3200 ATLANTIC AVENUE	3200 ATLANTIC AVENUE
SUITE 114	SUITE 114
RALEIGH, NC 27604	RALEIGH, NC 27604
(919) 876-3633	(919) 876-3633
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of Registrant’s principal executive offices)	including area code, of agent for service)

RENAISSANCERE CAPITAL TRUST II

(Exact name of Registrant as specified in its certificate of trust)

DELAWARE	42-6625345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O RENRE NORTH AMERICA HOLDINGS INC.	RENRE NORTH AMERICA HOLDINGS INC.
3200 ATLANTIC AVENUE	3200 ATLANTIC AVENUE
SUITE 114	SUITE 114
RALEIGH, NC 27604	RALEIGH, NC 27604
(919) 876-3633	(919) 876-3633
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of Registrant’s principal executive offices)	including area code, of agent for service)

RENRE NORTH AMERICA HOLDINGS INC.

(Exact name of registrant as specified in its certificate of incorporation)

DELAWARE	51-0382090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 ATLANTIC AVENUE SUITE 114 RALEIGH, NC 27604 (919) 876-3633	RENRE NORTH AMERICA HOLDINGS INC. 3200 ATLANTIC AVENUE SUITE 114 RALEIGH, NC 27604 (919) 876-3633
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of Registrant’s principal executive offices)	including area code, of agent for service)

COPIES TO:

STEPHEN H. WEINSTEIN, ESQ.	ROBERT B. STEBBINS, ESQ.
SENIOR VICE PRESIDENT, GROUP GENERAL COUNSEL	WILLKIE FARR & GALLAGHER LLP
AND CORPORATE SECRETARY	787 SEVENTH AVENUE
RENAISSANCE HOUSE	NEW YORK, NY 10019
12 CROW LANE,	(212) 728-8736
PEMBROKE HM 19
BERMUDA
(441) 295-4513

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Shares(5)
Preference Shares(6)
Depositary Shares(7)
Debt Securities(8)
Warrants to Purchase Common Shares
Warrants to Purchase Preference Shares
Warrants to Purchase Debt Securities
Share Purchase Contracts
Share Purchase Units
Units(9)
Debt Securities of RenaissanceRe Finance Inc. (“RenaissanceRe Finance”)(10)
Debt Securities of RenRe North America Holdings Inc. (“RRNAH”)(10)
Guarantee of Debt Securities of RenaissanceRe Finance(11)
Guarantee of Debt Securities of RRNAH(11)
Preferred Securities of RenaissanceRe Capital Trust II (the “Capital Trust”)
Guarantee of Preferred Securities of the Capital Trust and certain backup undertakings(12)
Total:	(2)(3)	(2)(3)	$750,000,000(2)(3)	$0(4)

(1)	Represents securities of RenaissanceRe Holdings Ltd. (“RenaissanceRe”) unless otherwise noted. These offered securities may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts and share purchase units of RenaissanceRe, debt securities of RenaissanceRe Finance and/or RRNAH, and preferred securities of the Capital Trust as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros). In no event will the aggregate maximum offering price of all securities issued by RenaissanceRe, RenaissanceRe Finance, RRNAH and the Capital Trust pursuant to this Registration Statement exceed $750,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $750,000,000.
(3)	Not applicable pursuant to Form S-3 General Instruction II (E).
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.
(5)	Also includes such presently indeterminate number of common shares as may be issued by RenaissanceRe (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.
(6)	Also includes such presently indeterminate number of preference shares as may be issued by RenaissanceRe upon (a) conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of warrants to purchase preference shares or (c) pursuant to share purchase contracts.
(7)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preference share.
(8)	Subject to Note (2), such indeterminate principal amount of debt securities (which may be senior, subordinated or junior subordinated).
(9)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(10)	Subject to Note (2), such indeterminate principal amount of debt securities (which may be senior, subordinated or junior subordinated).
(11)	No separate consideration will be received for the guarantees of the debt securities issued by RenaissanceRe Finance or RRNAH.
(12)	No separate consideration will be received for the guarantees. The guarantees include the rights of holders of the preferred securities under the guarantees and certain backup undertakings, comprised of obligations of RenaissanceRe as guarantor of the junior subordinated debt securities under a junior subordinated indenture, any supplemental indentures thereto and any related guarantee agreement and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the Capital Trust, as described in this Registration Statement. All obligations under the applicable trust agreement, including the indemnity obligation, are included in the back-up undertakings.

PROSPECTUS

$750,000,000

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE FINANCE, INC.

RENRE NORTH AMERICA HOLDINGS INC.

DEBT SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

We may offer and sell from time to time common shares; preference shares; depositary shares representing preference shares or common shares; senior, subordinated or junior subordinated debt securities; warrants to purchase common shares, preference shares or debt securities; share purchase contracts and share purchase units; and units which may consist of any combination of the securities listed above.

Each of RenaissanceRe Finance and RRNAH may offer and sell from time to time senior, subordinated or junior subordinated debt securities, which we will guarantee. The Capital Trust may offer and sell from time to time preferred securities, which we will guarantee.

We, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. None of RenaissanceRe, RenaissanceRe Finance. RRNAH or the Capital Trust will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell any combination of these securities in one or more offerings up to an aggregate maximum offering price of $750,000,000.

Our common shares, Series C Preference Shares and Series E Preference Shares are traded on the New York Stock Exchange under the symbols “RNR,” “RNRPRC” and “RNRPRE,” respectively. Other than our common shares, Series C Preference Shares and Series E Preference Shares, there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 7, 2015.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise, references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc., references to “RRNAH” refer to RenRe North America Holdings Inc., references to the “Capital Trust” refer to RenaissanceRe Capital Trust II and references to “Platinum Finance” refer to Platinum Underwriters Finance, Inc. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	63

LEGAL OPINIONS	64

EXPERTS	64

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS	64

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, RenaissanceRe Finance, RRNAH and the Capital Trust have filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees described in this prospectus. This means:

•	we (and RenaissanceRe Finance. RRNAH and the Capital Trust, as indicated) may issue any combination of securities covered by this prospectus from time to time, up to an aggregate offering price of $750,000,000;

•	we, RenaissanceRe Finance, RRNAH or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance, RRNAH or the Capital Trust, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance, RRNAH, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, RenaissanceRe Finance, RRNAH or the Capital Trust sell securities, we, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE

OVERVIEW

RenaissanceRe is a Bermuda company with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe was established in Bermuda in 1993 to write principally property catastrophe reinsurance and today is a leading global provider of reinsurance and insurance coverages and related services. Our aspiration is to be the world’s best underwriter by matching well-structured risks with efficient sources of capital. Through our operating subsidiaries, we seek to produce superior returns for our shareholders by being a trusted, long-term partner to our customers for assessing and managing risk, and by delivering responsive solutions. We accomplish this by leveraging our core capabilities of risk assessment and information management, by investing in our capabilities to serve our customers across the cycles that have historically characterized our markets and by keeping our promises. Overall, our strategy focuses on superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and joint venture partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid reinsurance claims promptly. We principally measure our financial success through long-term growth in tangible book value per common share plus the change in accumulated dividends, which we believe is the most appropriate measure of our Company’s financial performance, and believe we have delivered superior performance in respect of this measure over time.

Our core products include property catastrophe reinsurance, specialty reinsurance and certain insurance products. We believe that we are one of the world’s leading providers of property catastrophe reinsurance. We also believe we have a strong position in certain specialty reinsurance lines of business and a growing presence in the Lloyd’s marketplace. Our reinsurance and insurance products are principally distributed through intermediaries, with whom we seek to cultivate strong long-term relationships. We continually explore appropriate and efficient ways to address the risk needs of our clients. We have created and managed, and continue to manage, multiple capital vehicles and may create additional risk bearing vehicles in the future. As our product and geographical diversity increases, we may be exposed to new risks, uncertainties and sources of volatility.

Since a substantial portion of the reinsurance and insurance we write provides protection from damages relating to natural and man-made catastrophes, our results depend to a large extent on the frequency and severity of such catastrophic events, and the coverage we offer to customers affected by these events. We are exposed to significant losses from these catastrophic events and other exposures that we cover. Accordingly, we expect a significant degree of volatility in our financial results and our financial results may vary significantly from quarter-to-quarter or from year-to-year, based on the level of insured catastrophic losses occurring around the world.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.

RENAISSANCERE FINANCE

RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at c/o RenRe North America Holdings Inc., 3200 Atlantic Avenue, Suite 114, Raleigh, NC 27604. The telephone number of RenaissanceRe Finance is (919) 876 3633. RenaissanceRe Finance is an indirect wholly owned subsidiary of RenaissanceRe. RenaissanceRe Finance is currently a holding company for certain of our U.S.-based subsidiaries and has no direct operations.

RRNAH

RRNAH is a Delaware corporation, with its principal executive officers located at 3200 Atlantic Avenue, Suite 114, Raleigh, NC 27604. The telephone number of RRNAH is (919) 876 3633. RRNAH is an indirect wholly owned subsidiary of RenaissanceRe and a direct wholly owned subsidiary of RenaissanceRe Finance. RRNAH is currently the direct and indirect parent company of certain entities involved in investment activities of our ventures unit and RRNAH has no direct operations.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•	using the proceeds from the sale of the preferred securities and common securities to acquire a particular series of junior subordinated debt securities that may be issued by us, RenaissanceRe Finance or RRNAH; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We or one of our affiliates will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office for the Capital Trust is located at c/o RenRe North America Holdings Inc., 3200 Atlantic Avenue, Suite 114, Raleigh, NC 27604. The telephone number of the Capital Trust is (919) 876 3633.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated and junior subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•	share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of the Capital Trust; and

•	units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RRNAH may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The aggregate initial offering price of these offered securities will not exceed $750,000,000.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERENCE SHARE DIVIDENDS OF RENAISSANCERE

For purposes of computing the following ratios of RenaissanceRe, earnings consist of pre-tax income from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	SIX MONTHS ENDED JUNE 30, 2015	FISCAL YEAR ENDED DECEMBER 31,
		2014	2013	2012	2011		2010
Ratio of Earnings to Fixed Charges	15.92x	35.86x	42.05x	30.92x	1.68x		33.97x
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	9.54x	16.58x	18.79x	12.96x	0.71x	(1)	12.63x

(1)	The ratio of earnings to combined fixed charges and preference share dividends was less than one-to-one for the year ended December 31, 2011. Additional earnings of $17.4 million would have been needed to have a one to-one ratio of earnings to combined fixed charges and preference share dividends for the years ended December 31, 2011.

RISK FACTORS

An investment in our securities involves certain risks. Before you invest in any of the securities offered by us, RenaissanceRe Finance, RRNAH or the Capital Trusts, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus or the accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intends”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	our exposure to significant losses from catastrophic events and other exposures that we cover, which we expect to cause significant volatility in our financial results from time to time;

•	the frequency and severity of catastrophic and other events which we cover could exceed our estimates and cause losses greater than we expect;

•	the inherent uncertainties in our reserving process, particularly in regards to large catastrophic events and longer tail casualty lines, which we expect to increase as our product and geographical diversity increases;

•	the risk of the lowering or loss of any of the financial strength, claims-paying or enterprise-wide risk management ratings of RenaissanceRe or of one or more of our subsidiaries or joint ventures or changes in the policies or practices of the rating agencies;

•	risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence, such as global warming and other aspects of climate change which have the potential to adversely affect our business, any of which could cause us to underestimate our exposures and potentially adversely impact our financial results;

•	the risk that we might be bound to policyholder obligations beyond our underwriting intent, or unable to enforce our own intent in respect of retrocessional arrangements, including in each case due to emerging claims and coverage issues;

•	risks relating to our ability to recognize the benefits of the acquisition of Platinum Underwriters Holdings, Ltd., including risks that our future financial performance may differ from projections, risks relating to integration challenges and costs, and other risks that we may not be able to effectively manage our expanded operations;

•	risks due to our increasing reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of our revenue;

•	risks relating to operating in a highly competitive environment, which we expect to continue to increase over time due to new competition from traditional and non-traditional participants, particularly as capital markets products provide alternatives and replacements for more traditional reinsurance and insurance products, as new entrants or existing competitors attempt to replicate our business model, and as a result of consolidation in the (re)insurance industry;

•	risks relating to deteriorating market conditions, including the risks of decreasing revenues, margins, capital efficiency and returns;

•	the risk that our customers may fail to make premium payments due to us, as well as the risk of failures of our reinsurers, brokers or other counterparties to honor their obligations to us, including in regards to large catastrophic events, and also including their obligations to make third party payments for which we might be liable;

•	a contention by the Internal Revenue Service (“IRS”) that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd., or any of our other Bermuda or non-U.S. subsidiaries, is subject to U.S. taxation;

•	other risks relating to potential adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, the risk that our operating subsidiaries could be deemed to be passive foreign investment companies under future rules, regulations or laws, or potential changes to the tax treatment of investors in RenaissanceRe or our joint ventures or other entities we manage;

•	risks relating to adverse legislative developments that could reduce the size of the private markets we serve, or impede their future growth, including proposals to shift United States (“U.S.”) catastrophe risks to federal mechanisms; similar proposals at the state level in the U.S., including the risk of legislation in Florida to expand the reinsurance coverage offered by the Florida Hurricane Catastrophe Fund (“FHCF”) and the insurance policies written by Citizens Property Insurance Corporation (“Citizens”), or failing to implement reforms to reduce such coverage; risks of adverse legislation in relation to U.S. flood insurance or the failure to implement reform legislation; and the risk that new legislation will be enacted in the international markets we serve which might reduce market opportunities in the private sector, weaken our customers or otherwise adversely impact us;

•	risks associated with our investment portfolio, including the risk that our investment assets may fail to yield attractive or even positive results; and the risk that investment managers may breach our investment guidelines, or the inability of such guidelines to mitigate investment risks;

•	risks associated with implementing our business strategies and initiatives, including risks related to strategic transactions, developing or enhancing the operations, controls and other infrastructure necessary in respect of our more recent, new or proposed initiatives, and the risk that we may fail to succeed in our business or financing plans for these initiatives;

•	risks that certain of our new or potentially expanding business lines could have a significant negative impact on our financial results or cause significant volatility in our results for any particular period;

•	risks associated with potential for loss of services of any one of our key senior officers, the risk that we fail to attract or retain the executives and employees necessary to manage our business, and difficulties associated with the transition of members of our senior management team for new or expanded roles necessary to execute our strategic and tactical plans;

•	risks relating to the inability, or delay, in the claims-paying ability of Citizens, FHCF or of private market participants in Florida, particularly following a large windstorm or multiple smaller storms, which we believe would weaken or destabilize the Florida market and give rise to an unpredictable range of impacts which might be adverse to us, perhaps materially so;

•	risks associated with the management of our operations as our product and geographical diversity increases, including the potential inability to allocate sufficient resources to our strategic and tactical plans or to address additional industry or regulatory developments and requirements;

•	changes in economic conditions, including interest rate, currency, equity and credit conditions which could affect our investment portfolio or declines in our investment returns for other reasons which could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy, especially in light of the current macroeconomic uncertainty, both globally, particularly in respect of Eurozone countries and companies, and in the U.S.;

•	risks associated with highly subjective judgments, such as valuing our more illiquid assets, and determining the impairments taken on our investments, all of which impact our reported financial position and operating results;

•	risks associated with our retrocessional reinsurance protection, including the risks that the coverages and protections we seek may become unavailable or only available on unfavorable terms, that the forms of retrocessional protection available in the market on acceptable terms may give rise to more risk in our net portfolio than we find desirable or that we correctly identify, or that we are otherwise unable to cede our own assumed risk to third parties; and the risk that providers of protection may not meet their obligations to us or may not do so on a timely basis;

•	risks associated with inflation, which could cause loss costs to increase, and impact the performance of our investment portfolio, thereby adversely impacting our financial position or operating results;

•	operational risks, including system or human failures, which risks could result in our incurring material losses;

•	risks in connection with our management of capital on behalf of investors in joint ventures or other entities we manage, such as failing to comply with complex laws and regulations relating to the management of such capital or the potential rights of third party investors, which failure could result in our incurring significant liabilities, penalties or other losses;

•	risks that we may require additional capital in the future, particularly after a catastrophic event or to support potential growth opportunities in our business, which may not be available or may be available only on unfavorable terms;

•	risks relating to our potential failure to comply with covenants in our debt agreements, which failure could provide our lenders the right to accelerate our debt;

•	the risk of potential challenges to the claim of exemption from insurance regulation of RenaissanceRe and certain of our subsidiaries in certain jurisdictions under current laws and the risk of increased global regulation of the insurance and reinsurance industry;

•	risks relating to the inability of our operating subsidiaries to declare and pay dividends, which could cause us to be unable to pay dividends to our shareholders or to repay our indebtedness;

•	the risk of regulatory or legislative changes adversely impacting us, as a Bermuda-based company, relative to our competitors, or actions taken by multinational organizations having such an impact;

•	risks arising out of possible changes in the distribution or placement of risks due to increased consolidation of customers or insurance and reinsurance brokers; and

•	risks relating to changes in regulatory regimes and/or accounting rules, including but not limited to, the European Union (“EU”) directive concerning capital adequacy, risk management and regulatory reporting for insurers.

The foregoing list should not be construed as exhaustive and should be read in connection with other information included or incorporated by reference herein, including under the headings “Risk Factors” and Management’s Discussions and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe, RenaissanceRe Finance, RRNAH or the Capital Trust will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and Bye-Laws, and the applicable Certificate of Designation, Preferences and Rights for our Series C Preference Shares and Series E Preference Shares. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws and the applicable certificate of designation for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws or the certificates of designation, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares, and 46,012,505 shares were outstanding on June 30, 2015. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

SERIES C PREFERENCE SHARES

Currently, 5,000,000 of our 6.08% Series C Preference Shares are outstanding. The Series C Preference Shares are listed on the New York Stock Exchange under the symbol “RNRPRC”. The Series C Preference Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series C Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series C Preference Shares.

General. The holders of Series C Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series C Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series C Preference Shares. Unless we redeem them, the Series C Preference Shares will have a perpetual term with no maturity. The Series C Preference Shares rank pari passu to our Series E Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series C Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 6.08% of the liquidation preference per annum. Such dividends will accrue on each Series C Preference Share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series C Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series C Preference Shares) unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares for all past dividend periods. No dividends will be paid upon any common shares or other shares of any class or series of shares of RenaissanceRe ranking junior to the Series C Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares and any Parity Shares for all past dividend periods and for the current dividend period, subject to certain exceptions.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series C Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends (whether or not earned or declared), if any, to the date of liquidation, without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series C Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series C Preference Shares and Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. We may redeem the Series C Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series C Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

Unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares and any Parity Shares for all past dividend periods and for the current dividend period:

(1) we may not purchase any Series C Preference Shares or Parity Shares except in accordance with a purchase offer made in writing to all holders of Series C Preference Shares and Parity Shares upon such terms as our Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series C Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series C Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series C Preference Shares, whenever dividends payable on the Series C Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series C Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series C Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series C Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series C Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series C Preference Shares, the rights attached to the Series C Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series C Preference Shares, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series C Preference Shares at a separate meeting in which a quorum is present. The rights attached to Series C Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series C Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series C Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series C Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series C Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series C Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series C Preference Shares.

SERIES E PREFERENCE SHARES

Currently, 11,000,000 of our 5.375% Series E Preference Shares are outstanding. The Series E Preference Shares are listed on the New York Stock Exchange under the symbol “RNRPRE”. The Series E Preference Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series E Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series E Preference Shares.

General. The holders of Series E Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series E Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series E Preference Shares. Unless we redeem them, the Series E Preference Shares will have a perpetual term with no maturity. The Series E Preference Shares rank pari passu to our Series C Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series E Preference Shares are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 5.375% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series E Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series E Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series E Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series E Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series E Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series E Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series E Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series E Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after June 1, 2018, we may redeem the Series E Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption. The Series E Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series E Preference Shares before June 1, 2018, except that we may redeem the Series E Preference Shares before that date at a redemption price of $26 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series E Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series E Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series E Preference Shares and the holders of any Parity Shares for the latest completed dividend period:

(1) we may not purchase any Series E Preference Shares or Parity Shares except in accordance with a purchase offer made in writing to all holders of Series E Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series E Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series E Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Preference Shares, whenever dividends payable on the Series E Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series E Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series E Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series E Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series E Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Preference Shares, the rights attached to the Series E Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series E Preference Shares, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series E Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series E Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series E Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series E Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series E Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series E Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series E Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series E Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 28, 2013, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series E Preference Shares.

OTHER PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 5,000,000 of our 6.08% Series C Preference Shares are outstanding and 11,000,000 of our 5.375% Series E Preference Shares are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preference shares offered by any prospectus supplement will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series C Preference Shares and Series E Preference Shares is Computershare Shareowner Services LLC.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as our Board of Directors may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board of Directors has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who our Board of Directors determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

VOTING RIGHTS LIMITATIONS

Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We, RenaissanceRe Finance and RRNAH may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Senior Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s senior debt securities are to be issued under a senior indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Senior Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s subordinated debt securities are to be issued under a subordinated indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Subordinated Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. In addition, we, RenaissanceRe Finance and RRNAH may issue junior subordinated debt securities, including to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. Our junior subordinated debt securities are to be issued under a junior subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance junior Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Junior Subordinated Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement. The indentures are subject to and governed by the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours, RenaissanceRe Finance or RRNAH, as applicable, and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities that we, RenaissanceRe Finance or RRNAH may issue thereunder and provide that we, RenaissanceRe Finance or RRNAH, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our, RenaissanceRe Finance’s and RRNAH’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe”, “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance,” “Subordination of the Subordinated Debt Securities of RRNAH” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of such issuer’s senior and subordinated indebtedness, as described below under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s, RRNAH’s or Platinum Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance, RRNAH or Platinum Finance, as applicable) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policy holders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH, and Platinum Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s, RRNAH’s or Platinum Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance, RRNAH or Platinum Finance, as applicable) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event that we, RenaissanceRe Finance or RRNAH issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued by us, RenaissanceRe Finance or RRNAH, as applicable, to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will include specific terms relating to the offering. The terms will include, among other things, some or all of the following, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•	whether the issuer will be obligated to redeem or purchase any such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of junior subordinated debt securities issued by us, by RenaissanceRe Finance or by RRNAH to the Capital Trust, the terms and conditions of any obligation or right of ours, RenaissanceRe Finance, RRNAH or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of the Capital Trust;

•	in the case of junior subordinated debt securities issued by us, by RenaissanceRe Finance or by RRNAH to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

•	in the case of the subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the applicable issuer, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	whether, under what circumstances and in which currency we, RenaissanceRe Finance or RRNAH, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we, RenaissanceRe Finance or RRNAH, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us or RenaissanceRe Finance or RRNAH, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us, RenaissanceRe Finance or RRNAH, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

We, RenaissanceRe Finance or RRNAH, as applicable, will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us, RenaissanceRe Finance or RRNAH. Accordingly, we, RenaissanceRe Finance or RRNAH could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our, RenaissanceRe Finance’s or RRNAH’s capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our, RenaissanceRe Finance’s or RRNAH’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer’s organizational documents.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours), or (2) permit any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met. Each indenture provides similar restrictions for the guarantor, if any.

EVENTS OF DEFAULT

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4) certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;

•	change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

•	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities, or the junior subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities;

•	make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or

•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the issuer is a party or by which it is bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the issuer, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If, after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we nor RenaissanceRe Finance or RRNAH currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, may, at the option of such issuer, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that the Capital Trust is or will be considered an investment company or a company controlled by an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust.

“Tax Event” means, in respect of the Capital Trust, the receipt by us, RenaissanceRe Finance or RRNAH, as applicable, or the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us, RenaissanceRe Finance or RRNAH, as applicable, on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, RenaissanceRe Finance or RRNAH, as applicable, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We, RenaissanceRe Finance and RRNAH anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us, RenaissanceRe Finance or RRNAH will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We, RenaissanceRe Finance and RRNAH expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We, RenaissanceRe Finance and RRNAH also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of June 30, 2015, we had an aggregate of $117.0 million principal amount of outstanding Senior Indebtedness pursuant to an intercompany note. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance, RRNAH and Platinum Finance in an aggregate principal amount of $800.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities. If certain events occur, including:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness (as defined in the applicable indenture) of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities and any guarantees thereof (other than in respect of our junior subordinated debt securities);

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under any junior subordinated indenture, any Indebtedness, including all guarantees, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE

Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of June 30, 2015, RenaissanceRe Finance had $300.0 million of outstanding senior notes. In addition, RenaissanceRe Finance is a co-obligor under RRNAH’s outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance, then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.

Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.

The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:

(1) the subordinated debt securities issued by RenaissanceRe Finance (other than in respect of the junior subordinated debt securities of RenaissanceRe Finance);

(2) Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RenaissanceRe Finance which is a financing vehicle of RenaissanceRe Finance or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RRNAH

Subordinated debt securities issued by RRNAH will, to the extent set forth in the subordinated indenture of RRNAH, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RRNAH. As of June 30, 2015, RRNAH had $250.0 million of outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RRNAH or to its creditors, as such, or to its assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RRNAH, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RRNAH,

then and in any such event the holders of Senior Indebtedness of RRNAH will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RRNAH, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RRNAH are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RRNAH, and to that end the holders of Senior Indebtedness of RRNAH will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RRNAH being subordinated to the payment of subordinated debt securities of RRNAH, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RRNAH, holders of Senior Indebtedness and holders of other obligations of RRNAH that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RRNAH.

Subject to the payment in full of all Senior Indebtedness of RRNAH, the rights of the holders of subordinated debt securities of RRNAH will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RRNAH applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RRNAH, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RRNAH is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RRNAH has been accelerated because of a default.

The RRNAH subordinated indenture does not limit or prohibit RRNAH from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RRNAH’s other obligations. The senior debt securities issued by RRNAH will constitute Senior Indebtedness under the RRNAH subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RRNAH outstanding at any time, except:

(1) the subordinated debt securities issued by RRNAH (other than in respect of the junior subordinated debt securities of RRNAH);

(2) Indebtedness of RRNAH as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RRNAH in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RRNAH which is a financing vehicle of RRNAH or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RRNAH and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RRNAH subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RRNAH, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT

SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement.

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust; and

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) it is not in bankruptcy, otherwise insolvent or in liquidation, (b) it has not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on the Capital Trust’s preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we, RenaissanceRe Finance or RRNAH, as applicable, exercise our or its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust.

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us, RenaissanceRe Finance or RRNAH, as applicable, of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we, RenaissanceRe Finance or RRNAH, as applicable, will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture.

CERTAIN COVENANTS

RenaissanceRe, RenaissanceRe Finance or RRNAH, as applicable, as issuer, and RenaissanceRe, as guarantor (if applicable), will each covenant, as to each series of our, RenaissanceRe Finance’s or RRNAH’s junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that the issuer of the junior subordinated debentures will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the issuer of the junior subordinated debentures or RenaissanceRe that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as applicable, or make any guarantee payments with respect to any guarantee by the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, of the debt securities of any Subsidiary of the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as applicable (with certain exceptions, including (a) dividends or distributions in our common shares or rights to acquire our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of RenaissanceRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future and (c) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we, RenaissanceRe Finance or RRNAH, as applicable, have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which RenaissanceRe, RenaissanceRe Finance or RRNAH, as applicable, shall not have taken reasonable steps to cure, (ii) RenaissanceRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) the issuer of the junior subordinated debt securities shall have given notice of its election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

In the event we, RenaissanceRe Finance or RRNAH, as applicable, issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we, RenaissanceRe Finance or RRNAH, as applicable, will also covenant:

(1) to maintain ownership by RenaissanceRe Finance or RRNAH, as applicable, directly or indirectly, of 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of RenaissanceRe Finance or RRNAH under the applicable junior subordinated indenture may succeed to ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3) to use reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us as issuer or guarantor, RenaissanceRe Finance or RRNAH, as applicable, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Neither we, RenaissanceRe Finance or RRNAH, as applicable, may amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of each preferred security then outstanding. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We, RenaissanceRe Finance or RRNAH, as applicable, will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, RenaissanceRe Finance or RRNAH, as applicable, in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.”

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by RenaissanceRe Finance or RRNAH of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance or RRNAH of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by RenaissanceRe Finance or RRNAH of junior subordinated debt securities to the Capital Trust, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The trustee will act as guarantee trustee under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities of RenaissanceRe Finance or RRNAH. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance and RRNAH, as applicable, under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s and RRNAH’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s, RRNAH’s or Platinum Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance, RRNAH or Platinum Finance, as applicable) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, including any claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH, and Platinum Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s, RRNAH’s or Platinum Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance, RRNAH or Platinum Finance, as applicable) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

AMENDMENTS

Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.

Any junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the Capital Trust. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the Capital Trust.

No consent of the holders of RenaissanceRe Finance’s or RRNAH’s senior, subordinated or junior subordinated debt securities is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

INFORMATION CONCERNING THE TRUSTEE

RenaissanceRe, RenaissanceRe Finance and RRNAH may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH, and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH to the Capital Trust will, in the case of junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH, be guaranteed by RenaissanceRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “Subordination of Common Securities.” The Property Trustee will hold the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee”

DISTRIBUTIONS

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve (12) 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, have the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period.

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If none of RenaissanceRe, as issuer or guarantor, or RenaissanceRe Finance or RRNAH, as the case may be, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates, or as otherwise specified in the applicable prospectus supplement. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall be applied by the Property Trustee, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities.

We, RenaissanceRe Finance or RRNAH, as applicable, will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we, RenaissanceRe Finance or RRNAH, as applicable, do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event.

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we, RenaissanceRe Finance or RRNAH, as applicable, will use our or its reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and

(5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates.

An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price and such distributions, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries (including RenaissanceRe Finance and RRNAH) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be 15 Business Days prior to the relevant redemption date or as otherwise specified in the applicable prospectus supplement; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If the Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance or RRNAH, as applicable, defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, as applicable;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within its discretion, as Depositor);

(3) the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities.

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof.

Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, unless such Event of Default shall have been cured or waived. We, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of the Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party, shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at the request of us, RenaissanceRe Finance or RRNAH, as applicable, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we, RenaissanceRe Finance or RRNAH, as applicable, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we, RenaissanceRe Finance or RRNAH, as applicable, have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we, RenaissanceRe Finance, RRNAH or any permitted successor or assignee owns all of the common securities of such successor entity, and RenaissanceRe or any permitted successor or assignee guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights.

AMENDMENT OF RESTATED TRUST AGREEMENT

The restated trust agreement may be amended from time to time by us or RenaissanceRe Finance, as applicable and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, to correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

The restated trust agreement may be amended by us, or RenaissanceRe Finance, as applicable, and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States federal income tax purposes on account of such action.

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement.

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours (including RenaissanceRe Finance and RRNAH) or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we, RenaissanceRe Finance or RRNAH, as applicable, advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we, RenaissanceRe Finance or RRNAH, as applicable, at our or its option, advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may under certain circumstances be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust or by wire transfer to an account maintained with a bank in the United States. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us, RenaissanceRe Finance or RRNAH, as applicable, and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us, RenaissanceRe Finance or RRNAH, as applicable. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as indebtedness of ours, RenaissanceRe Finance or RRNAH, as applicable, for United States Federal income tax purposes. In this connection, we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders.

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. As of June 30, 2015, there was an aggregate of $917.0 million of our Senior Indebtedness outstanding, including $117.0 million of intercompany indebtedness, to which the preferred securities guarantees would be subordinated.

If we (as issuer or guarantor), RenaissanceRe Finance or RRNAH, as applicable, do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policy holders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH, and Platinum Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms.

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee.

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity.

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee.

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state.

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or subordinated debt securities of ours, RenaissanceRe Finance or RRNAH;

(2) preference shares;

(3) debt obligations of third parties, including U.S. Treasury securities; or

(4) preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

In addition, we, RenaissanceRe Finance or RRNAH may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement and subject to receiving the prior written consent of the Bermuda Monetary Authority, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, RenaissanceRe Finance, RRNAH and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by us or through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree not to offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, RenaissanceRe Finance and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, RenaissanceRe Finance and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and the sale thereof may be made by us, RenaissanceRe Finance, and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, RenaissanceRe Finance, RRNAH and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We, RenaissanceRe Finance or RRNAH may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids of purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to indemnification by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will authorize underwriters or other persons acting as our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in a prospectus supplement of our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable, will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series C Preference Shares and the Series E Preference Shares, each of which are listed on the New York Stock Exchange, will have no established trading market. We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, RenaissanceRe Finance, RRNAH nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “RNR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

RENAISSANCERE FINANCE

There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance; and

•	The obligations of RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

RRNAH

There are no separate financial statements of RRNAH in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RRNAH because:

•	We, a reporting company under the Exchange Act, indirectly own all of the voting securities of RRNAH; and

•	The obligations of RRNAH under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RRNAH is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•	The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we, RenaissanceRe Finance, RRNAH and the Capital Trust sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed with the Commission on February 11, 2015, February 18, 2015, February 23, 2015, March 2, 2015, March 6, 2015, March 11, 2015, March 20, 2015, March 25, 2015, May 1, 2015, May 15, 2015, May 21, 2015, May 22, 2015 and July 8, 2015;

(2) Our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

(3) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2015;

(4) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description;

(5) The description of our 6.08% Series C Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description; and

(6) The description of our 5.375% Series E Preference Shares set forth in our registration statement filed under the Exchange Act on For 8-A on May 28, 2013, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Corporate Secretary, P.O. Box 2527, Hamilton, HMGX, Bermuda, (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RenaissanceRe Holdings Ltd. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenRe North America Holdings Inc., our United States agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NONE OF WE, RENAISSANCERE FINANCE, RRNAH OR THE CAPITAL TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, RENAISSANCERE FINANCE, RRNAH AND THE CAPITAL TRUST ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby are not known at this time.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

RENAISSANCERE

Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

In addition, Section 98 provides that a Bermuda company may advance moneys to its directors, officers and auditors for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

We have entered into employment agreements with all of our executive officers which each contain provisions pursuant to which we have agreed to indemnify each executive to the fullest extent contemplated by Bermuda laws, subject to only certain exceptions, and to maintain customary insurance policies providing for indemnification. These employment agreements also provide for advancement by us to such executive officer of expenses incurred in defending any civil or criminal action, suit or proceeding, upon receipt by us of a written affirmation of such officer’s good faith belief that his or her conduct does not constitute the sort of behavior that would preclude indemnification under the employment agreement and of a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to be indemnified by us under the employment agreement.

We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

RENAISSANCERE FINANCE AND RRNAH

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”), as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Section 145 of the DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The certificate of incorporation of each of RenaissanceRe Finance and RRNAH provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL. RenaissanceRe has purchased insurance on behalf of the directors and officers of each of RenaissanceRe Finance and RRNAH for liabilities arising out of their capacities as such.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of August, 2015.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
Kevin J. O’Donnell
Chief Executive Officer, President and Director

POWER OF ATTORNEY

The undersigned officers and directors of RenaissanceRe Holdings Ltd. hereby severally constitute and appoint Stephen H. Weinstein, Mark A. Wilcox, Jeffrey D. Kelly and Molly Gardner, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for offerings under this Registration Statement which may be filed under 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. O’Donnell Kevin J. O’Donnell	Chief Executive Officer, President and Director (Principal Executive Officer)	August 7, 2015

/s/ Jeffrey D. Kelly Jeffrey D. Kelly	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	August 7, 2015

/s/ Mark A. Wilcox Mark A. Wilcox	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2015

/s/ Ralph B. Levy Ralph B. Levy	Chairman of the Board of Directors	August 7, 2015

/s/ David C. Bushnell David C. Bushnell	Director	August 7, 2015

/s/ James L. Gibbons James L. Gibbons	Director	August 7, 2015

/s/ Brian G.J. Gray	Director	August 7, 2015
Brian G. J. Gray

/s/ William F. Hagerty IV	Director	August 7, 2015
William F. Hagerty IV

/s/ Jean D. Hamilton	Director	August 7, 2015
Jean D. Hamilton

/s/ Henry Klehm, III	Director	August 7, 2015
Henry Klehm, III

/s/ Anthony M. Santomero	Director	August 7, 2015
Anthony M. Santomero

/s/ Nicholas L. Trivisonno	Director	August 7, 2015
Nicholas L. Trivisonno

/s/ Edward J. Zore	Director	August 7, 2015
Edward J. Zore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of August, 2015.

RENAISSANCERE FINANCE INC.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of August, 2015.

RENAISSANCERE CAPITAL TRUST II

By:	RenaissanceRe Holdings Ltd., as Depositor

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, Group General Counsel Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe North America Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 7th day of August, 2015.

RENAISSANCERE NORTH AMERICA HOLDINGS INC.

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

*1.1	Form of Underwriting Agreement relating to common shares, preference shares, depositary shares, debt securities and warrants of RenaissanceRe

*1.2	Form of Underwriting Agreement relating to debt securities issued by RenaissanceRe Finance Inc.

*1.3	Form of Underwriting Agreement relating to debt securities issued by RRNAH

*1.4	Form of Underwriting Agreement relating to preferred securities of a Capital Trust and preferred securities guarantees of RenaissanceRe

*1.5	Form of Underwriting Agreement relating to share purchase contracts

*1.6	Form of Underwriting Agreement relating to share purchase units

*1.7	Form of Underwriting Agreement relating to units

3.1	Memorandum of Association of RenaissanceRe (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-70008, which was declared effective by the Commission on July 26, 1995))

3.2	Amended and Restated Bye-Laws of RenaissanceRe (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Commission on August 14, 2002)

3.3	Memorandum of Increase in Share Capital (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed with the Commission on May 14, 1998)

*3.4	Form of Certificate of Designation, Preferences and Rights relating to preference shares

3.5	Certificate of Designation, Preferences and Rights of 6.08% Series C Preference Shares (filed as Exhibit 4.2 to our Current Report on Form 8-K filed on March 18, 2004 and incorporated herein by reference)

3.6	Certificate of Designation, Preferences and Rights of 5.375% Series E Preference Shares (filed as Exhibit 4.2 to our Current Report on Form 8-K filed on May 28, 2013 and incorporated herein by reference)

3.7	Certificate of Incorporation of RenaissanceRe Finance (filed as Exhibit 3.8 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference)

3.8	By-laws of RenaissanceRe Finance (filed as Exhibit 3.9 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference)

3.9	Certificate of Incorporation of RRNAH (filed as exhibit 3.10 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference, as amended)

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

3.10	Certificate of Amendment to Certificate of Incorporation of RRNAH (filed as exhibit 3.11 to our Registration Statement on Form S-3 (Registration No. 333-143585, which was filed on June 8, 2007) and incorporated herein by reference, as amended)

3.11	Certificate of Amendment to Certificate of Incorporation of RRNAH (filed as exhibit 3.13 to our Registration Statement on Form S-3 (Registration No. 333-167485, which was filed on June 11, 2010) and incorporated herein by reference, as amended)

3.12	Amended and Restated By-laws of RRNAH (filed as exhibit 3.12 to our Registration Statement on Form S-3 (Registration No. 333-167485, which was filed on June 11, 2010) and incorporated herein by reference)

4.1	Specimen Stock Certificate (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-70008) which was declared effective by the Commission on July 26, 1995)

4.2	Form of Senior Indenture between RenaissanceRe, as Issuer, and a financial institution, as Trustee

4.3	Form of Senior Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (the Senior Indenture for RRNAH is substantially identical except for the name of the issuer)

4.4	Form of Subordinated Indenture between RenaissanceRe, as Issuer, and a financial institution, as Trustee

4.5	Form of Subordinated Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (the Subordinated Indenture for RRNAH is substantially identical except for the name of the issuer)

4.6	Form of Junior Subordinated Indenture, between RenaissanceRe and a financial institution, as Trustee

4.7	Form of Junior Subordinated Indenture among RenaissanceRe Finance, as Issuer, RenaissanceRe, as Guarantor, and a financial institution, as Trustee (the Junior Subordinated Indenture for RRNAH is substantially identical except for the name of the issuer)

*4.8	Form of Standard Share Warrant Provisions

*4.9	Form of Standard Debt Warrant Provisions

4.10	Certificate of Trust of the Capital Trust, dated as of January 5, 2001 (filed as Exhibit 4.10 to our Registration Statement on Form S-3 (Registration No. 333-59394, which was declared effective by the Commission on May 1, 2001) and incorporated herein by reference)

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

4.11	Trust Agreement of the Capital Trust, dated as of January 5, 2001 (filed as Exhibit 4.11 to our Registration Statement on Form S-3 (Registration No. 333-59394, which was declared effective by the Commission on May 1, 2001) and incorporated herein by reference)

4.12	Form of Amended and Restated Trust Agreement of the Capital Trust (filed as Exhibit 4.12 to our Registration Statement on Form S-3 (Registration No. 333-59394, which was declared effective by the Commission on May 1, 2001) and incorporated herein by reference)

4.13	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by the Capital Trust (filed as Exhibit 4.13 to our Registration Statement on Form S-3 (Registration No. 333-59394, which was declared effective by the Commission on May 1, 2001) and incorporated herein by reference).

4.14	Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by RenaissanceRe Finance (the Senior Debt Securities Guarantee Agreement for the senior debt securities issued by RRNAH is substantially identical except for the name of the issuer)

4.15	Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by RenaissanceRe Finance (the Subordinated Debt Securities Guarantee Agreement for the subordinated debt securities issued by RRNAH is substantially identical except for the name of the issuer)

4.16	Form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities issued by RenaissanceRe Finance (the Junior Subordinated Debt Securities Guarantee Agreement for the junior subordinated debt securities issued by RRNAH is substantially identical except for the name of the issuer)

*4.17	Form of Deposit Agreement

*4.18	Form of Standard Share Purchase Contract Provisions

*4.19	Form of Unit Agreement

5.1	Opinion of Conyers Dill & Pearman Limited as to the legality of the common shares and preference shares

5.2	Opinion of Willkie Farr & Gallagher LLP as to the legality of the debt securities, share warrants, debt warrants, depositary shares, trust preferred securities, guarantees and share purchase contracts

12.1	Statement Re: Computation of Ratios

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

23.3	Consent of Ernst & Young Ltd.

24.1	Power of Attorney (included on the signature pages hereto)

*25.1	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Senior Indenture of RenaissanceRe

*25.2	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Subordinated Indenture of RenaissanceRe

*25.3	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Junior Subordinated Indenture of RenaissanceRe

*25.4	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Senior Indenture of RenaissanceRe Finance

*25.5	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Subordinated Indenture of RenaissanceRe Finance

*25.6	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Junior Subordinated Indenture of RenaissanceRe Finance

*25.7	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Senior Indenture of RRNAH

*25.8	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Subordinated Indenture of RRNAH

*25.9	Statement of Eligibility of a financial institution on Form T-1, as trustee for the Junior Subordinated Indenture of RRNAH

*25.10	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of the Capital Trust

*25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of RenaissanceRe for the benefit of the holders of Preferred Securities of the Capital Trust

*25.12	Statement of Eligibility of a financial institution on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of senior debt securities of RenaissanceRe Finance

*25.13	Statement of Eligibility of a financial institution on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of senior debt securities of RRNAH

*25.14	Statement of Eligibility of a financial institution on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of subordinated debt securities of RenaissanceRe Finance

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIAL PAGE NUMBER

*25.15	Statement of Eligibility of a financial institution on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of subordinated debt securities of RRNAH

*25.16	Statement of Eligibility of a financial institution on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of junior subordinated debt securities of RenaissanceRe Finance

*25.17	Statement of Eligibility of a financial institution on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of RenaissanceRe, for the benefit of the holders of junior subordinated debt securities of RRNAH

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.